UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Debenture Amendment and Restriction Agreement

As set forth in Current Reports on Form 8-K filed by Medbox, Inc. (the “Company”) on August 19, August 26, September 11 and December 18, 2015, respectively, the Company issued a series of convertible debentures to two investors (the “August 14 Investor” and the “August 20 Investor”) to finance the Company’s working capital during the second half of 2015.

On December 28, 2015, the Company and the August 14 Investor entered into a Debenture Amendment and Restriction Agreement (the “Agreement”), pursuant to which the August 14 Investor agreed to be restricted from converting any of its convertible debentures into common stock until February 21, 2016, subject to certain limitations set forth below (the “Restriction”). In connection with Agreement, the August 14 Investor agreed to assign, as of the effective date of the Agreement, approximately $390,000 of its convertible debentures to an affiliate of the August 20 Investor in exchange for the amount of principal outstanding under such debenture plus a premium in cash from the affiliate of the August 20 Investor (the “Assigned Debentures”). The accrued and unpaid interest under the Assigned Debentures remained payable by the Company to the August 14 Investor and convertible into shares of common stock of the Company, subject to the terms of the Assigned Debentures. Interest will continue to accrue under the Assigned Debentures in favor of the affiliate of the August 20 Investor following the date of the Agreement.

Pursuant to the Agreement, the August 14 Investor also agreed to amend the terms of each of its debentures (other than the Assigned Debentures) such that the debenture is convertible at a 40% discount to the lowest trading price of the Company’s common stock during the 30 consecutive prior trading days rather than at a 49% discount to the lowest ‘volume weighted-average price’ during the 30 consecutive prior trading days (the “Adjustment”).

As consideration for entering into the Agreement, the August 14 Investor was issued a promissory note from the Company in the principal amount of $700,000 (the “Promissory Note”). The Promissory Note has a term of 10 months, accrues interest at a rate of 10% per annum, and is not convertible other than in an event of default, in which case it is convertible on the terms of the other debentures held by the August 14 Investor. Outstanding principal and accrued interest under the Promissory Note may be pre-paid at any time by the Company without penalty.

The August 20 Investor affiliate shall also acquire from the August 14 Investor an additional $650,000 of the convertible debentures held by the August 14 Investor (1) upon the declaration of effectiveness of a post-effective amendment (the “POSAM”) to the Company’s Registration Statement on Form S-1 original filed by the Company on October 16, 2015 and declared effective by the Securities and Exchange Commission on December 15, 2015 (the “Registration Statement”) reflecting the terms of the Agreement or (2) at the option of the affiliate of the August 20 Investor (the “Option”), at an earlier time.

In the event that the POSAM is not declared effective by the close of business on January 25, 2016 or the affiliate of the August 20 Investor does not exercise the Option by the close of business on January 25, 2016, then the Restriction shall be lifted, and the principal amount under the Promissory Note shall be reduced to $350,000 with the other $350,000 of principal due under the Promissory Note being automatically deemed to be forgiven.

In the event that the POSAM is not declared effective by February 1, 2016, then the Adjustment shall be changed from a 40% discount to the lowest trading price of the Company’s common stock during the 30 consecutive prior trading days to a 45% discount to the lowest trading price of the Company’s common stock during such time period.

The foregoing descriptions of the Debenture Amendment and Promissory Note are not complete and are qualified in their entirety by reference to the full text of the documents, which the Company has attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Any issuances of securities to the August 14 Investor in relation to the change of the conversion price of the unassigned debentures were made by the Company in reliance upon the exemptions from registration under Section 3(a)(9) of the Securities Act of 1933, for securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange or under Section 4(2) of the Securities Act of 1933.

No underwriters were involved in the foregoing issuances of securities.

Item 8.01	Other Events.

On December 29,2015, the Company issued a press release announcing its agreement with the August 14 Investor. A copy of the press release is appended hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Debenture Amendment and Restriction Agreement

10.2	Form of Promissory Note

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: December 29, 2015	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	Interim Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Debenture Amendment and Restriction Agreement

10.2	Form of Promissory Note

99.1	Press Release